EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 17th day of March, 1999 by and between FRANCHISE MORTGAGE ACCEPTANCE CORPORATION, a Delaware corporation ("FMAC") (which, together with BAY VIEW FRANCHISE MORTGAGE ACCEPTANCE CORPORATION (as hereinafter defined), the ultimate successor to all or substantially all of the assets of FMAC following the Merger (as defined below), is hereinafter referred to as the "Corporation"), and WAYNE
J. KNYAL (the "Executive").

                             W I T N E S S E T H:

     WHEREAS, this Agreement has been offered to the Executive by the Corporation pursuant to an Agreement and Plan of Merger and Reorganization (the "Plan") dated as of March 10, 1999, by and between the Corporation and BAY VIEW CAPITAL CORPORATION, a Delaware corporation ("BVCC"), pursuant to which the Corporation will merge with and into BVCC (the "Merger") and substantially all of its assets and liabilities (including this "Agreement") will be contributed to BAY VIEW BANK ("BVB"), a wholly-owned first tier subsidiary of BVCC followed by the subsequent contribution thereof to a newly formed wholly-owned subsidiary of BVB ("BAY VIEW FRANCHISE MORTGAGE ACCEPTANCE CORPORATION");

     WHEREAS, the Executive has been employed by the Corporation as its President and Chief Executive Officer and has unique skill, experience and knowledge;

     WHEREAS, as BVCC desires to acquire the services and unique skill, experience and knowledge of the Executive in connection with the Plan, the execution of this Agreement is a condition to and inducement for BVCC to enter into the Plan;

     WHEREAS, the Executive has agreed herein to certain covenants, including a covenant not to engage in certain solicitation activities;

     WHEREAS, the Executive acknowledges and agrees that the restrictive covenants applicable to the Executive in this Agreement

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are reasonable and essential to the business and goodwill of the Corporation;

     WHEREAS, the Executive is desirous of committing himself to serve on the terms herein provided; and

     WHEREAS, the Executive is willing to terminate the Executive's Employment and Non-Competition Agreement, dated August 26, 1997, between the Executive and the Corporation (the "Old Employment Agreement"), upon the effectiveness of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

          1.   Executive's Employment, Title, Duties and Authority and Time
               ------------------------------------------------------------
Commitment.
----------

               a.   Employment. The Corporation hereby agrees to employ the
                    ----------
Executive, and the Executive hereby agrees to serve the Corporation, on the terms and conditions set forth herein.

               b.   Title.  The Executive's position and title with the
                    -----
Corporation shall be President and Chief Executive Officer.

               c.   Duties and Authority.  The Executive's duties and authority
                    --------------------
shall be consistent with those of a President and Chief Executive Officer. In addition, the Executive shall perform such other executive duties consistent with his position as the Board of Directors of the Corporation (the "Board"), or its authorized representative, may from time to time reasonably require. During the Term of Executive's employment with the Corporation, the Executive shall be
(1) elected as a member of the Board of Directors of BVCC for a term to expire at the annual shareholders meeting in 2000, (2) shall be nominated to the management slate of directors at that shareholders meeting, (3) and shall be elected as a member of the Board of Directors of the Corporation; provided, however, that the obligations in subsections 2 and 3 shall be subject to the fiduciary duties of the management and Board of Directors of BVCC.

               d.   Time Commitment.  The Executive acknowledges that the
                    ---------------
Executive's duties are of such a dimension that they will

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require the Executive's full business time and attention. During the term of the
Executive's employment with the Corporation, unless the Executive has obtained the prior written consent of the Board, or its authorized representative:

                    (1) Except for the directorships the Executive holds as of the date hereof, the Executive shall not, directly or indirectly, render personal services to any other person or entity for or without compensation, either as an executive, consultant, director, officer, agent or partner. The Executive shall remain free to engage in community, charitable, political and personal pursuits which do not interfere with the Executive's performance under this Agreement; and

                    (2) The Executive shall not establish or engage in any business, trade or occupation that (i) is similar to, (ii) is competitive with or (iii) provides products or services to any aspect of business in which BVCC, the Corporation or any of their affiliates is engaged or contemplates engaging.

               e.   Location; Office. The principal workplace of the Executive
                    ----------------
shall be located at all times at the executive offices of the Corporation. During the Term and prior to a change in control (as defined in Section 10), the executive offices shall not be moved without Executive's consent, which shall not be unreasonably withheld, more than ten (10) miles from their present location (1888 Century Park East, Los Angeles, California). At all times during the Term of this Agreement, the Corporation will provide to the Executive office space and secretarial services equivalent to that which has been provided to him prior to the date hereof.

          2.   Compensation.  The Corporation agrees to pay the Executive during
               ------------
the Term a base salary as follows: $400,000 per annum, or at such greater rate as the Board, or a designated Committee of the Board shall from time to time determine. Salary increases are not guaranteed or automatic, but shall be reviewed at least annually by the Board or a designated Committee of the Board for possible increase. The base salary shall be payable semi-monthly in accordance with the practices of the Corporation.

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          3.   Annual Bonus.
               ------------

               a. For each of calendar years 1999, 2000 and 2001, the Corporation will pay the Executive a minimum bonus of $82,000 per year. Such minimum bonus shall be paid on January 1, 2000, January 1, 2001 and January 1, 2002 and shall be paid on such dates notwithstanding Executive's termination of employment or any other provisions of this Agreement to the contrary. Each of the minimum bonus payments shall be applied to the payments to be made under the promissory note owing to the Corporation by the Executive in the original principal amount of $410,000 (the outstanding balance of which is $242,000 as of the date hereof).

               b. In addition to the minimum bonus provided for in Paragraph 3(a), the Corporation shall provide the Executive with an opportunity to earn an annual bonus (the "Annual Bonus") with a targeted payment of $600,000 for each calendar year during the Term (as defined in Section 6) beginning with the 1999 calendar year. The Annual Bonus for 1999 shall be guaranteed to be paid at $600,000 if the Executive is employed by the Corporation on December 31, 1999. For years subsequent to 1999, the bonus criteria shall be established in consultation with the Executive. Any Annual Bonus payment shall be made no later than March 31 following the applicable calendar year, and shall be deemed earned if he is employed by the Corporation on the last day of the applicable calendar year. The Executive shall also participate in long-term incentive bonus plans for FMAC executives as specified in Exhibit A attached hereto.

          4.   Stock Options. At the close of business on the Effective Date (as
               -------------
defined in Section 7), the Executive shall be granted options to purchase 75,000 shares of BVCC Common Stock (the "Options") at an exercise price equal to the fair market value of BVCC Common Stock as of the Effective Date. The Options shall become vested as follows: 30% on the first anniversary of the Effective Date if he is then employed as an employee of the Corporation; 30% on the second anniversary of the Effective Date if he is then employed as an employee of the Corporation; and 40% on the third anniversary of the Effective date if he is then employed as an employee of the Corporation. The Options shall otherwise be governed by the terms and conditions of the BVCC Option Plan. The Executive shall be eligible, from time to time, to receive additional awards of stock options or other equity incentives, as

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

determined by the Stock Option Committee of BVCC in its discretion, after taking into account recommendations from the Board.

          5.   Additional Benefits.
               -------------------

               a.   Participation in Executive Benefit Plans.  The Executive
                    ----------------------------------------
shall be entitled to participate in any plan of the Corporation, as such plan may from time to time provide, relating to pension, thrift, deferred profit sharing, group insurance coverage, healthcare, or education benefit that the Corporation has adopted or adopts for the benefit of its executives generally, subject to and on a basis consistent with the terms, conditions and overall administration of such plan.

               b.   Fringe Benefits.  The Executive shall be entitled to
                    ---------------
participate in other Corporation programs which are or become applicable to the Corporation's executives, as such programs may from time to time provide, including a reasonable expense account and the payment of reasonable expenses for attending educational seminars and annual and periodic meetings of trade associations, subject to and on a basis consistent with the terms, conditions and overall administration of such programs.

               c.   Other Benefits.  The Corporation shall pay the Executive a
                    --------------
monthly automobile allowance of $1,000 to be applied in the Executive's discretion.

               d.   Split Dollar Agreement.  The Corporation shall continue to
                    ----------------------
perform all of its obligations under the Split Dollar Agreement (the "Split Dollar Agreement") dated June 16, 1998 among the Corporation, Michael L. Matkins, Trustee of the Knyal Joint and Survivor Irrevocable Trust (the "Trust"), Executive and Carol J. Knyal. The Corporation agrees that if a change of control (as defined in Section 10) occurs during the Term, or any extension thereof, and while the Executive is employed by the Corporation, then, at the option of the Executive exercisable within 120 days after the change of control,
(i) the Corporation shall assign its rights under the Split Dollar Agreement (including any of its rights to receive repayment of the amounts which the Trust (as defined in the Split Dollar Agreement) may be obligated to repay to the Corporation under the Split Dollar Agreement) to such person or entity as the

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Executive may designate, and(ii) the Corporation shall assign the Collateral
Assignment of the Policy referred to in the Split Dollar Agreement to such person or entity as the Executive may designate. The Split Dollar Agreement shall be deemed to be automatically amended as of the Effective Date to provide for all of the foregoing, but at the request of the Executive, the Corporation will execute such documents as the Executive may reasonably request to confirm or further memorialize such amendment.

          6.   Initial Term and Automatic Extensions.  The initial term of
               -------------------------------------
employment under this Agreement (the "Term") shall be for a period commencing on the Effective Date and ending on December 31, 2002. The Term of this Agreement shall be automatically extended for a one year period unless written notice of non-extension is provided by either party to the other party at least 90 days prior to the expiration of the Term.

          7.   Termination of Old Employment Agreement.  At the Effective Time
               ---------------------------------------
(as defined in the Plan), the Old Employment Agreement shall terminate and this Agreement shall supersede and replace the Old Employment Agreement without any liability or obligation of BVCC, the Corporation or any of their affiliates; provided, however, that the Corporation shall be obligated to pay and perform all obligations which have accrued prior to such termination under the Old Employment Agreement. As used herein, the term "Effective Date" shall mean the date on which the Effective Time shall occur. If the Plan is terminated prior to the consummation of the Merger, then this Agreement shall automatically terminate and be of no further force and effect.

          8.   Voluntary Absences.  At such reasonable times as the Board, or
               ------------------
its authorized representative, shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of the Executive's employment under this Agreement. All such voluntary absences shall count as holidays, vacation time, floating holidays, sick leave, compensatory time or other paid time off as specified in Corporation policy, provided that:

               a.   Vacation Entitlement.  The Executive shall be entitled to an
                    --------------------
annual paid vacation of 20 days per year. In the event that the Executive is employed hereunder during a calendar year for less than all of that year, he shall be entitled in that year to a number of paid vacation days which shall be prorated in accordance with the number of days on which he is so employed in that year.

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

               b.   Timing of Vacation.  Vacations shall be scheduled in a
                    ------------------
reasonable manner by the Executive and subject to the Corporation's needs.

          9.   Termination of Employment.
               -------------------------

               a.   Termination for Cause.  The Executive's employment under
                    ---------------------
this Agreement may be terminated at any time by the Board for "cause." For purposes of this Agreement, the Corporation shall be deemed to have "cause" to terminate the Executive's employment hereunder upon:

                    (1) The commission by the Executive of an act of willful misconduct in any material respect (including, but not limited to, the willful violation of any material law, rule, regulation or cease and desist order applicable to the Executive or the Corporation (other than a law, rule or regulation relating to a minor traffic violation or similar offense)), or an act which constitutes a breach of a fiduciary duty owed by the Executive involving personal profit;

                    (2) The Executive's material breach of this Agreement (which is not cured within 10 days after written notice; provided this cure provision is required of the Corporation only once in any calendar year), dishonesty related to the performance of stated duties, habitual unexcused absence from work, willful failure to perform stated duties in any material respect (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or disability), or gross negligence in the performance of stated duties resulting in damage or injury to the Corporation, its reputation or goodwill; or

                    (3) Any felony criminal conviction of the Executive or any criminal conviction involving dishonesty, fraud or breach of trust (other than for a minor traffic violation or similar offense), whether or not in the line of duty; or

     For purposes of this Section 9a, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interests of the Corporation.

     In the event of termination for cause under this Section 9a, the Corporation shall pay to the Executive the Executive's base salary through the Date of Termination (as defined in Section 9f) at the rate in effect at the time the Notice of Termination (as defined in Section 9f) is given and the Corporation shall have no further obligation to the Executive under this Agreement. In the event an arbitrator appointed pursuant to Section 15 of this Agreement determines that a purported termination for cause was in fact without proper cause, the termination shall nonetheless be effective, but the Executive shall be entitled to the lump sum severance payment pursuant to Section 9b hereof.

               b.   Termination Without Cause.  The Executive's employment under
                    -------------------------
this Agreement may be terminated at any time by the Board other than pursuant to
Section 9a, Section 9d or Section 9e. In the event of such termination, but subject in all respects to a termination subject to Section 10, prior to the expiration of the Term or any extension thereof, the Corporation shall pay to the Executive, on the eighth day following execution of a Severance Agreement and Mutual Release in the form of Exhibit B hereto (the "Release"), absent revocation of the Release, a lump sum severance payment equal to (1) 1.5 times the Executive's then-current annual base salary plus (2) $600,000, and shall have no further obligation to the Executive under this Agreement (except pursuant to the terms of any other applicable bonus plan, employee benefit plan or the Split Dollar Agreement, as amended hereby, or as otherwise provided herein); provided, however, the severance provided herein shall not apply if the Executive is entitled to severance under Section 10 hereof, it being understood that there shall be no duplication of benefits. In addition to and at the time of payment of the foregoing severance payment, the Corporation shall pay to the Executive any unpaid annual bonus amount for any completed calendar year.

               c.   Termination by the Executive.  The Executive may terminate
                    ----------------------------
the Executive's employment under this Agreement at any time upon 30 days written notice to the Corporation or upon such shorter period as may be agreed upon between the Executive and the Board. In the event of such termination, but subject in all respects to a termination subject to Section 10, the Corporation shall pay to the Executive the Executive's base salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given and the Corporation shall have no further obligation to the Executive under this Agreement (except pursuant

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

to the terms of any applicable bonus plan or employee benefit plan or the Split Dollar Agreement, as amended hereby, or as otherwise provided herein).

               d. Termination by the Executive Under Specified Circumstances. The Executive may terminate the Executive's employment under this Agreement at any time pursuant to the following circumstances by giving the Corporation notice of the effective date of such termination (which effective date may be the date of such notice): (i) the Corporation commits a breach of any material term of this Agreement and, if such breach is capable of being cured, fails to cure such breach within 10 business days of receipt of written notice of such breach; (ii) the Corporation removes Executive from the position of Chief Executive Officer of the Corporation or the Corporation effects any diminution of the powers, duties or authority of the Executive; or (iii) there is a material reduction in the benefits provided to the Executive.

     If the Executive terminates his employment under (i), (ii), or (iii) above, then the Corporation shall pay to the Executive on the eighth day following execution of a Severance Agreement and Mutual Release in the form of Exhibit B hereto (the "Release"), absent revocation of the Release, a lump sum severance payment equal to (1) 1.5 times the Executive's then-current annual base salary plus (2) $600,000, and shall have no further obligation to the Executive under this Agreement (except pursuant to the terms of any other applicable bonus plan, employee benefit plan or the Split Dollar Agreement, as amended hereby, or as otherwise provided herein); provided, however, the severance provided herein shall not apply if the Executive is entitled to severance under Section 10 hereof, it being understood that there shall be no duplication of benefits. In addition to and at the time of payment of the foregoing severance payment, the Corporation shall pay to the Executive any unpaid annual bonus amount for any completed calendar year.

               e.   Termination by Death.  In the event of the death of the
                    --------------------
Executive, the Executive's employment under this Agreement shall terminate. In the event of such termination, the Corporation shall pay to the Executive's estate, or such person as the Executive may have previously designated in writing for group insurance purposes, the base salary due the Executive through the last day of the calendar month in which the Executive's death shall have occurred and the Corporation shall have no further obligation to the Executive under this Agreement (except pursuant to the terms

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

of any applicable bonus plan or employee benefit plan or the Split Dollar Agreement, as amended hereby, or as otherwise provided herein).

               f.   Termination for Disability.  If the Board shall have
                    --------------------------
determined in good faith that the Executive shall have become disabled or incapacitated to the extent that he is unable to perform the essential functions of the Executive's employment position with reasonable accommodation for a period of 90 consecutive days, and within 30 days after a written notice is given to the Executive by the Corporation asserting a disability, the Executive shall not have returned to the performance of the Executive's duties hereunder on a full-time basis, the Executive's employment under this Agreement may be terminated by the Board for "disability." In the event of such termination, the Corporation shall pay to the Executive the Executive's base salary until 90 days after the Date of Termination at the rate in effect at the time the Notice of Termination is given and, subject to the following sentence, shall have no further obligation to the Executive under this Agreement (except pursuant to the terms of any applicable bonus plan or employee benefit plan or the Split Dollar Agreement, as amended hereby, or as otherwise provided herein). After such 90-day period, the Executive shall be entitled to receive disability benefits of the type provided for other senior executives of the Corporation. For purposes of this Section 9e, the Executive's "base salary" shall not be deemed to include any disability payment otherwise payable by or pursuant to any plan provided by the Corporation.

               g.   Notice of Termination; Date of Termination.  Any termination
                    ------------------------------------------
by the Corporation pursuant to Section 9a, Section 9b or Section 9f, or by the Executive pursuant to Section 9c or Section 9d hereof, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          For purposes of this Agreement, "Date of Termination" shall mean: (i) if the Executive's employment is terminated pursuant to Section 9f hereof, 30 days after the Notice of Termination is given, (ii) if the Executive's employment is

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terminated pursuant to Section 9b, Section 9c, or Section 9d hereof, the date specified in the Notice of Termination, and (iii) if the Executive's employment is terminated for any other reason (except by reason of death), the date on which the Notice of Termination is given.

          10.  Change in Control.  If during the Term, or any extension thereof
               -----------------
and while the Executive is employed by the Corporation, there is a "change in control" of the Corporation, as hereinafter defined, the Corporation shall pay to the Executive on the eighth day following execution of the Release, absent revocation of the Release, a lump sum severance payment in the event the Executive's employment is terminated by the Corporation pursuant to Section 9b or by the Executive for good reason (as defined below), prior to the expiration of the Term or any extension thereof. The amount of this payment shall equal 200% of (1) the Executive's annual base salary as of the Date of Termination plus (2)$600,000, being the amount of Executive's annual targeted bonus and shall be in lieu of any severance payment that would be due the Executive under
Section 9b. In addition to and at the time of payment of the foregoing severance payment, the Corporation shall pay to the Executive any unpaid annual bonus amount for any completed calendar year. For purposes hereof, "good reason" means that there has been a material diminution of or interference with the Executive's duties, responsibilities and benefits as President and Chief Executive Officer of the Corporation. By way of example and not by way of limitation, any of the following actions shall constitute such diminution or interference unless consented to in writing by the Executive: (i) a change in the principal workplace of the Executive to a location which increases the Executive's one-way commuting distance by more than 25 highway miles; (ii) a reduction in the salary or material reduction in the benefits which had theretofore been provided to the Executive; or (iii) a material diminution of or interference with the Executive's duties, authority or responsibilities as President and Chief Executive Officer of the Corporation.

          The term "change in control" is defined solely as (1) any "person" (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of BVCC or any of its subsidiaries, is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly of securities of BVCC representing more than

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25% of the combined voting power of BVCC then outstanding securities, and the
Board of Directors of BVCC (the "BVCC Board") has opposed such purchases above 25%; (2) individuals who are members of the BVCC Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least a majority of the directors comprising the Incumbent Board, or whose nomination for election by BVCC stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (3) a merger or consolidation of BVCC with any other corporation or other business entity, other than a merger or consolidation which would result in the combined voting power of the BVCC securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 40% of the combined voting power of the securities of BVCC or such surviving entity outstanding immediately after such merger or consolidation, or a sale or disposition by BVCC of all or substantially all of BVCC assets; or (4) a sale or disposition of all or substantially all of the assets or capital stock of the Corporation, except for a merger of the Corporation into BVB, whereupon the business and assets of the Corporation become a separate division of BVB.

          11.  Successors.
               ----------

               a.   Agreement Enforceable. This Agreement shall be binding upon
                    ---------------------
the parties hereto and upon their heirs, administrators, representatives, executors and successors (including successors to all or substantially all of the assets of the Corporation) and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors and successors.

          12.  Indemnification.
               ---------------

               a. The Corporation shall indemnify, defend and hold harmless the Executive against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the Corporation (which approval shall not be unreasonably withheld), of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that the

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Executive is or was a director, officer or employee of the Corporation, BVCC or any direct or indirect subsidiary of BVCC, in each case to the full extent the Corporation would have been permitted under Delaware law and its Certificate of Incorporation and Bylaws to indemnify the Executive (and the Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to the Executive to the full extent permitted by law upon receipt of any undertaking required by Section 145(e) of the Delaware General Corporation
Law).

               b. The Corporation shall purchase (or cause BVCC to purchase) and keep in force directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by the Corporation's existing directors' and officers' liability insurance.

               c. The Corporation shall indemnify, defend and hold harmless the Executive against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the Corporation (which approval shall not be unreasonably withheld), of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of any of the agreements described in Exhibit C under which the Executive has assumed personal liability (and the Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to the Executive to the full extent permitted by law upon receipt of any undertaking required by Section 145(e) of the Delaware General Corporation Law).

          13.  Excise Taxes.
               ------------

               a. In the event it shall be determined that any payment or distribution by the Corporation or its affiliates to or for the benefit of the Executive and/or the Trust(whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, the Split Dollar Agreement, or otherwise, or pursuant to the Merger or any future change in control or other event, but determined without regard to any additional payments required under this Section 13) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive and/or the Trust of all federal, state and local taxes (including any interest or penalties imposed with respect to such taxes), including, without limitations, any income taxes and employment taxes(and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

               b. All determinations required to be made under this Section 13, including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm as shall be designated jointly by the Executive and the Corporation (the "Accounting Firm") which shall be permitted to designate an independent counsel to advise it for this purpose. The Accounting Firm shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days of the receipt of notice from the Executive or the Corporation that there has been a Payment, or such earlier time as is requested by the Corporation. All fees and expenses of the Accounting Firm and its legal counsel shall be paid by the Corporation. Any Gross-Up Payment, as determined pursuant to this Section 13, shall be paid by the Corporation to the Executive (or to the Internal Revenue Service on Executive's behalf) within five days of the receipt of the Accounting Firm's determination. All determinations made by the Accounting Firm shall be binding upon the Corporation and the Executive; provided that following any payment of a Gross-Up Payment to Executive (or to the Internal Revenue Service on Executive's behalf), the Corporation may require Executive to sue for a refund of all or any portion of the Excise Taxes paid on Executive's behalf, in which event the provisions of paragraph (c) below shall apply. As a result of the uncertainty regarding the application of Section 4999 of the Code hereunder, it is possible that the Internal Revenue Service may assert that Excise Taxes are due that were not included in the Accounting Firm's calculation of the Gross-Up Payments (an "Underpayment"). In the event that the Corporation exhausts its remedies pursuant to this Section 13 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any additional Gross-Up Payments that are due as a result thereof shall be promptly paid by the Corporation to the Executive (or to the Internal Revenue Service on Executive's behalf).

               c. The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later then ten business days after the Executive receives written notification of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall: (i) give the Corporation all information reasonably requested by the Corporation relating to such claim; (ii) take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation and ceasing all efforts to contest such claim; (iii) cooperate with the Corporation in good faith in order to effectively contest such claim; and (iv) permit the Corporation to participate in any proceeding relating to such claim; provided, however, that
                                                      --------  -------
the Corporation shall bear and pay directly all reasonable costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax, employment tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expense. Without limiting the foregoing provisions of this Section 13, the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the

Corporation shall determine and direct; provided, however, that if the
                                        --------  -------
Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax employment tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the Executive's taxable year with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               d. If, after the Executive's receipt of an amount advanced by the Corporation pursuant to this Section 13, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the Executive's receipt of an amount advanced by the Corporation pursuant to this Section 13, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after the Corporation's receipt of notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

               e. The provisions of this Section 13 shall survive the expiration of the Term, with respect to any payments, benefits or other compensatory rights of the Executive arising during the Term.

     14.  Confidential Information; Non-Solicitation.
          ------------------------------------------

          a.   Non-Disclosure.  The Executive hereby agrees that, during the
               ---------------
Term including any extension thereof and thereafter, he shall not without the written consent of the Board or a person authorized thereby or in connection with his performance of duties hereunder, disclose to any person, other than an employee of the Corporation, or otherwise use or exploit any of the material proprietary or confidential information or knowledge, including without limitation, trade secrets, processes, records of research, proposals, reports, methods, techniques, customer lists and customers, computer software or programming, budgets or financial information, or other material proprietary or confidential information and/or trade secrets, regarding BVCC, the Corporation, or any of their affiliates, businesses, properties or affairs, obtained by the Executive at any time prior to or subsequent to the execution of this Agreement, except to the extent reasonably necessary or appropriate in connection with the Executive's performance assigned duties for the Corporation. The Executive understands that proprietary or confidential information does not include any of the foregoing items which have become publicly known or made generally available through no wrongful act of the Executive. During the Term or any extension thereof: (i) the Executive agrees to disclose to the Corporation the identity and nature of any contacts with any person or entity soliciting from the Executive disclosure of any such material proprietary or confidential information or soliciting the Executive's involvement in any business venture competitive with BVCC, the Corporation or any of their affiliates; and (ii) the Executive shall not conceal from or fail to disclose to the Corporation, or divert or exploit for the Executive's own personal profit or that of others, any business opportunity or other opportunity to acquire an interest in or a contractual relationship with any person or entity where such person or entity is in BVCC, the Corporation's or any of their subsidiaries' lines of business or where the Corporation's Board of Directors reasonably determines that such contractual relationship would have been a feasible and advantageous opportunity for the Corporation.

               b.   Non-Solicitation.  The Executive hereby agrees that, during
                    ----------------
the Executive's service with the Corporation (as an employee or director) and for a period of 18 months from the date on which the Executive ceases all forms of service with the Corporation (pursuant to a termination of employment hereunder or otherwise), the Executive shall not:

                    (1) Directly or indirectly, solicit or recruit in any way any person employed by BVCC, the Corporation or any of their subsidiaries to change his or her employment;

                    (2) Divulge, publish or otherwise reveal, either directly or indirectly, or through another, to any person, firm or corporation, for competitive purposes, the names of customers and others who have relationships with BVCC, the Corporation or any of their subsidiaries, or other confidential information and/or trade secrets used by BVCC, the Corporation or any of their subsidiaries in the operation of their businesses; or

                    (3) Directly or indirectly solicit customers or others who have relationships with BVCC, the Corporation or any of their subsidiaries.

               c.   Return of Materials.  Upon termination of employment, the
                    -------------------
Executive shall deliver to the Corporation all tangible displays and repositories of process, records of research, proposals, reports, memoranda, computer software and programming, budgets and other financial information, and other materials or records or writings of any type (including any copies thereof), whether hard copy or electronic, made, used or obtained by the Executive in connection with the Executive' employment by the Corporation; provided, however, that documents relating to the Executive' employment arrangements with the Corporation or the Executive' personal affairs shall be excluded from the provisions herein.

               d.   Disclosure.  The Executive hereby agrees to disclose this
                    ----------
Agreement to any prospective employer.

               e.   Injunctive Relief.  The Executive acknowledges that the
                    -----------------
restrictions contained in this Section 14, in view of the nature of the businesses in which BVCC, the Corporation and their subsidiaries are engaged, are reasonable and necessary in order to protect the legitimate interests of BVCC and the Corporation and their subsidiaries, and that any violation thereof would result in irreparable and substantial harm to BVCC and the Corporation for which BVCC and the Corporation do not have an adequate remedy at law, and the Executive therefore acknowledges that, in the event of the Executive's actual or threatened violations of any of these restrictions, BVCC or the Corporation shall be entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief as well as damages and equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which BVCC or the Corporation may be entitled.

               f.   Survival. Notwithstanding anything to the contrary, the
                    --------
provisions of this Section 14 shall survive any termination of employment hereunder or any termination or cancellation of this Agreement.

          15.  Arbitration.  The parties hereby agree that any controversy or
               -----------
dispute arising out of or relating to this Agreement, other than with respect to injunctive relief requested under Section 14c, shall be resolved pursuant to this Section 15.

               a.   Agreement to Negotiate.  Prior to submitting any
                    ----------------------
controversy, dispute or claim arising out of, or relating to, this Agreement to arbitration, the parties hereto agree to observe the following procedures:

                    (1) The party desiring to submit any such controversy, dispute or claim to arbitration (the "claimant") first shall give written notice thereof to the other party (the "recipient") setting forth in detail the pertinent facts and circumstances relating to such controversy, dispute or claim;

                    (2) The recipient shall have a period of five days after receipt of written notice in which to consider the controversy, dispute or claim which is the subject of the notice and to furnish in writing to the claimant a written statement of the recipient's position; and

                    (3) Within seven days of claimant's receipt of recipient's written statement, the parties shall meet in an effort to resolve amicably any differences which may exist and, failing such resolution, either or both of the parties shall have the right to submit the matter to arbitration.

               b.   Procedure for Arbitration.
                    -------------------------

                    (1) The parties hereby agree that any controversy, dispute or claim arising out of, or relating to, this Agreement, or breach of this Agreement, including disputes concerning termination of this Agreement, shall be settled by arbitration in San Francisco, California. This agreement to arbitrate shall be specifically enforceable. Judgment upon any award rendered by an arbitrator may be entered in any court having jurisdiction;

                    (2) The parties shall comply with all applicable procedures of the Employment Dispute Resolution Rules of the American Arbitration Association regarding the selection of an arbitrator;

                    (3) The arbitrator shall not extend, modify or suspend any of the terms of this Agreement;

                    (4) The decision of the arbitrator within the scope of the submission shall be final and binding on all parties, and any right to judicial action on any matter subject to arbitration hereunder is hereby waived (unless otherwise provided by applicable law), except suit to enforce this arbitration award;

                    (5) The Executive agrees that such arbitration shall be the exclusive forum for any controversy, dispute or claim arising out of or relating to this Agreement, or breach or termination of this Agreement, and shall provide the sole remedy therefore (other than with respect to injunctive relief requested under Section 14c);

                    (6) Each party shall pay such party's own attorney or other representative, and the expenses of such party's witnesses and all other expenses connected with the Executive's case. Other costs of the arbitration, including the cost of any record or transcript of the arbitration, administrative fees, arbitrator's fees, and all other fees and costs, shall be split equally between the parties; provided, however, that at the discretion of the arbitrator, and upon a preponderance of the evidence that one of the parties has engaged in malice, fraud or oppression relating to the termination of, or not proceeded in good faith with respect to, the Executive's employment, reasonable attorney's fees and costs may be awarded to the other party; and

                    (7) The arbitrator shall follow the laws of the State of California and federal law, as appropriate.

          16.  No Mitigation.  So long as the Executive is in compliance with
               -------------
Section 14 above, the parties hereto agree that the Executive shall not be required to mitigate damages in respect of any termination benefit due under
Section 9 or 10 hereof or in
respect of any damage award as a result of the Company's breach of this Agreement, nor shall any such benefit or award be offset by any future compensation or income received by the Executive from any other source.

          17.  General Provisions.
               ------------------

               a.   Notices.  Any notice, request, demand or other communication
                    -------
required or permitted hereunder shall be deemed to be properly received when personally served in writing or when deposited in the United States mail, registered or certified, postage prepaid, addressed to the party at the last address supplied to the sending party by the addressed party, except that a notice of change of address shall be effective only upon receipt.

               b.   Waiver.  The waiver by any party of a breach of any
                    ------
provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement.

               c.   Entire Agreement.  Except as provided herein (including with
                    ----------------
respect to Exhibit B), this Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Corporation. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein (other than with respect to Exhibit A and the amendment of the Split Dollar Agreement, as provided herein), and that no other agreement, statement or promise not contained in this Agreement shall be valid and binding.

               d.   Amendments.  No amendments or additions to this Agreement
                    ----------
shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

               e.   Paragraph Headings.  The paragraph headings used in this
                    ------------------
Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

               f.   Severability.  The provisions of this Agreement shall be
                    ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. The parties acknowledge that a court of competent jurisdiction or arbitrator may revise certain provisions of this Agreement to render then enforceable, including revising any of the time periods herein if any such time periods should be adjudicated as unenforceable.

               g.   Governing Law.  Except where federal law governs, this
                    -------------
Agreement is to be governed by and construed under the internal substantive laws of the State of California (and not under conflict of law principles) as such laws apply to contracts made and to be performed entirely in the State of California.

               h.   No Conflicts.  The Executive represents and warrants that he
                    ------------
is not subject to any agreement, instrument, order, judgment, or decree of any kind, or any other restrictive agreement of any character which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                         FRANCHISE MORTGAGE ACCEPTANCE CORPORATION


                         /s/ H. Wayne Snavely
                         ---------------------
                         H. Wayne Snavely
                         Chairman of the Board


                         THE EXECUTIVE



                         /s/ Wayne J. Knyal
                         ------------------
                         Wayne J. Knyal